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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) as it relates to Northland Cable Television, Inc. and subsidiary included in or made a part of this registration statement.



/s/ ARTHUR ANDERSEN LLP



Seattle, Washington
February 11, 1998